                                                            EXHIBIT NO. 99.4(e)

                       INVESTMENT SUB-ADVISORY AGREEMENT

   INVESTMENT SUB-ADVISORY AGREEMENT, dated this 1st day of May, 2006, among MFS SERIES TRUST XIII, a Massachusetts business trust (the "Trust"), MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Adviser") and SUN CAPITAL ADVISERS LLC., a Delaware limited liability company (the "Sub-Adviser").

                                  WITNESSETH:

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated May 1, 2006 with the Trust, an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act"), on behalf of its series, the MFS Diversified Income Fund (the "Fund");

WHEREAS, the Adviser has the authority under the Investment Management Agreement with the Trust to select sub-advisers for the Fund; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act; and

WHEREAS, the Board of Trustees of the Trust and the Adviser desire to retain the Sub-Adviser to render investment advisory and other services for a portion of the Fund's assets (the "Portfolio"), in the manner and on the terms hereinafter set forth; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and the Portfolio;

NOW, THEREFORE, the Adviser and the Sub-Adviser agree as follows:

1. APPOINTMENT OF THE SUB-ADVISER

The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for the Portfolio, subject to the supervision and oversight of the Adviser and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and the Sub-Adviser.

2. ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of the Fund will be maintained in the custody of a custodian (who shall be identified by the Adviser in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of the Portfolio and shall not be responsible for any functions or responsibilities incident to the role of a custodian, including safekeeping of assets, collection of income and settlement of transactions.

3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A. As investment adviser to the Portfolio, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the supervision and control of the Adviser and the Trustees of the Trust.

B. As part of the services it will provide hereunder, the Sub-Adviser will:

(i) obtain and evaluate, to the extent deemed necessary and advisable by the Sub-Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

(ii) formulate and implement a continuous investment program for the Portfolio;

(iii) take whatever steps are necessary to implement the investment program for the Portfolio by arranging, subject to Section 3F, for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Fund as necessary for the appropriate implementation of the investment program of the Portfolio;

(iv) keep the Trustees of the Trust and the Adviser promptly informed of developments materially affecting the Portfolio and/or its holdings and will furnish the Adviser and the Trustees of the Trust with such written information or reports concerning (a) the investment and reinvestment of the assets in the Portfolio, and (b) the Sub-Adviser and its key investment personnel and operations as may reasonably be requested from time to time by the Adviser or the Trustees of the Trust. The Sub-Adviser will attend meetings with the Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing. Further, the Sub-Adviser agrees to provide the Adviser reasonable access to the Sub-Adviser's records in connection with the services provided hereunder; provided however, that access to records of the Sub-Adviser containing information about other clients of the Sub-Adviser (which shall be kept separate from Portfolio records) shall exclude information regarding the identity of other clients of the Sub-Adviser.

(v) provide reasonable assistance to the Adviser or the Trustees of the Trust in their determination of the fair value, in accordance with the Trust's valuation procedures, of securities and other assets in the Portfolio for which market prices are not readily available. The Sub-Adviser shall not bear responsibility or liability for the determination or accuracy of the valuation of any security or other asset in the Portfolio.

(vi) provide composite performance information for those accounts managed by the Sub-Adviser that have investment objectives, policies, and strategies substantially similar to those of the Portfolio, and as reasonably requested by the Adviser, supporting documentation, and allow the Fund or its agent to present information concerning Sub-Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Fund or its agent; and

(vii) cooperate with and provide such assistance to the Adviser, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Adviser as reasonably necessary to the performance of their obligations to the Trust and the Adviser, provide prompt responses to reasonable requests made by such persons, and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws"); (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the Securities and Exchange Commission ("SEC") and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund; (v) such other policies and procedures adopted from time to time by the Adviser or the Board of Trustees of the Trust as applicable to the services provided by the Sub-Adviser to the Portfolio; provided, however, that the Sub-Adviser will not be bound to follow any policies or procedures adopted by the Adviser until such documents have been delivered in writing to the Sub-Adviser; and (vi) the written instructions of the Adviser. Prior to the commencement of the Sub-Adviser's services hereunder, the Adviser shall provide the Sub-Adviser with current copies of the Trust Declaration, By-Laws, Prospectus and SAI, and other relevant policies and procedures that are adopted by the Board of Trustees or the Adviser, and shall promptly deliver to the Sub-Adviser any amendments or additions to such documents. The Adviser acknowledges that the Sub-Adviser is not the principal compliance agent for the Fund or the Adviser, and does not have access to all of the Fund's books and records necessary to perform compliance testing for the Fund. In connection with the services provided by the Sub-Adviser as specified in this Agreement, the Sub-Adviser shall perform such services based on the information reflected on its books and records with respect to the Portfolio, and information or instructions provided by the Adviser or the Fund's custodian; provided that the Sub-Adviser shall reconcile such information with the Fund's custodian on a daily basis; and shall not be responsible under this Agreement for compliance with items (i) through (vi) of this section 3C as long as it performs such services in accordance with such information.

D. In furnishing services hereunder, the Sub-Adviser will not consult with any other adviser to (i) the Fund, (ii) any other Fund of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of the Portfolio in securities or other assets. (This shall not be deemed to prohibit the Sub-Adviser from consulting with any of its affiliated persons concerning transactions in securities or other assets. This shall also not be deemed to prohibit the Sub-Adviser from consulting with any of the other covered advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act.)

E. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser's duties under this Agreement.

F. The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Portfolio (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Adviser from time to time and which have been provided to the Sub-Adviser or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Portfolio, in the name of the Fund or its nominees, the Sub-Adviser shall seek to obtain for the Portfolio the best overall terms available, taking into account all appropriate factors the Sub-Adviser reasonably deems relevant, including the breadth of the market in and the price of the security, the reasonableness of the commission or dealer spread, and the size and difficulty of the transaction, and shall maintain records adequate to demonstrate compliance with this requirement. Upon request, the Sub-Adviser agrees to provide the Adviser and/or the Trust with regular reports presenting execution analysis. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund. The Sub-Adviser agrees that in selecting broker-dealers to effect portfolio securities transactions of the Portfolio, it (i) will not take into account a broker-dealer's promotion or sale of shares issued by the Fund or any other registered investment company; and (2) will not enter into any agreement or other understanding under which the Portfolio directs, or is expected to direct, portfolio securities transactions or "commissions" to a broker-dealer in consideration for the promotion or sale of shares issued by the Fund or any other registered investment company.

G. Subject to the appropriate policies and procedures approved by the Trust's Board of Trustees, the Sub-Adviser may, to the extent authorized by
Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Sub-Adviser and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. Subject to seeking best execution, the Board of Trustees or the Adviser may direct the Sub-Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

H. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients over time. The Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Portfolio. The Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Portfolio, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon the Sub-Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Portfolio any investment that the Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of the Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Portfolio.

I. The Sub-Adviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to
Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

J. Unless and until the Sub-Adviser is otherwise directed by the Adviser or the Board of Trustees, the Adviser will exercise all rights of security holders with respect to securities held by the Fund, including, but not limited to: voting proxies, converting, tendering, exchanging or redeeming securities; acting as a claimant in class action litigation (including litigation with respect to securities previously held); and exercising rights in the context of a bankruptcy or other reorganization. In accordance with the proxy voting policies and procedures adopted for the Fund by the Trust's Board of Trustees, the Adviser or the Trust may, from time to time, request that the Sub-Adviser provide reasonable assistance to the Adviser or the Trust in their determination of how to vote certain proxies, including taking action with respect to corporate actions, relating to securities held by the Portfolio. The Sub-Adviser shall bear no responsibility for making determinations as to how any proxy should be voted.

K. The Sub-Adviser agrees that it only disclose Portfolio holdings to third parties with the prior written approval of the Adviser and in compliance with applicable law.

4. COMPENSATION OF SUB-ADVISER

The Adviser will pay the Sub-Adviser an advisory fee with respect to the Portfolio as specified in Appendix A to this Agreement. Payments shall be made to the Sub-Adviser on or about the twentieth day of each month; however, this advisory fee will be calculated daily for the Portfolio based on the net assets of the Portfolio on each day and accrued on a daily basis. The Fund shall have no responsibility for any fee payable to the Sub-Adviser. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

5. LIABILITY AND INDEMNIFICATION

Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser or its Affiliates with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder,
(ii) any breach of any duty or warranty hereunder of the Sub-Adviser or any inaccuracy of any representation of the Sub-Adviser hereunder, (iii) subject to section 3C above, the Portfolio's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code by reason of any action or omission of the Sub-Adviser, unless acting at the direction of the Adviser, (iv) subject to section 3C above, the Portfolio being in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's Registration Statement or any written guidelines or instruction provided in writing by the Board of Trustees or the Adviser, by reason of any action or omission of the Sub-Adviser, (v) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by the Sub-Adviser Indemnitees (as defined below) for use therein.

The Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any breach of any duty or warranty hereunder of the Adviser or any inaccuracy of any representation of the Adviser hereunder, (iii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Sub-Adviser by the Adviser Indemnitees for use therein.

A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Sub-Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. The Sub-Adviser further acknowledges that the assets and liabilities of the Fund are separate and distinct from other funds in the Trust and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the Fund and not upon the assets or property of any other fund in the Trust.

6. REPRESENTATIONS OF THE ADVISER AND SUB-ADVISER

The Adviser and Sub-Adviser represent, warrant and agree as follows:

A. Each of the Adviser and Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement;
(iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the other party to this Agreement of the occurrence of any event that would disqualify the Adviser or Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. Each of the Adviser and Sub-Adviser will also promptly notify the Fund and the other party to this Agreement if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

B. Each of the Adviser and Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act, which it has provided to the Trust. Within a reasonable period following the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, a representative of senior management of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.

C. The Sub-Adviser has provided the Trust and the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its current Form ADV and promptly will furnish a copy of all amendments to the Trust and the Adviser at least annually.

D. The Sub-Adviser will notify the Trust and the Adviser of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control.

E. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage. The Sub-Adviser shall provide prior written notice to the Adviser (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any claims will be made under its insurance policies. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance.

F. The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Adviser may use the performance of the Portfolio in its composite performance.

G. The Sub-Adviser shall ensure that sufficient and competent investment management, administrative and compliance staff experienced in managing accounts similar to the Portfolio shall have charge at all times of the conduct of, and shall maintain close supervision of, the investment and management of the Portfolio. For the avoidance of doubt, the Sub-Adviser shall ensure that any affiliate or third party to whom its duties have been delegated, shall comply with the foregoing.

H. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Fund including requiring any of its personnel with knowledge of the Fund's activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund.

I. The Sub-Adviser has reviewed and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Fund (collectively the "Disclosure Documents") and represents and warrants that with respect to disclosure about the Sub-Adviser, the manner in which the Portfolio is managed or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and do not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

J. The Adviser represents that the Trust has adopted and implemented and shall maintain written policies and procedures that are reasonably designed to prevent violation of the "Federal Securities Laws" as such term is defined in Rule 38a-1 under the 1940.

K. With respect to those activities that it performs for or on behalf of the Fund, the Adviser has adopted and implemented policies and procedures reasonably designed to prevent the Fund from violating the "Federal Securities Laws", as such term is defined in Rule 38a-1 under the 1940 Act, and the Advisers Act and the rules thereunder as required by Rule 206(4)-7 under the Advisers Act;

L. With respect to those activities that it performs for or on behalf of the Fund, the Sub-Adviser has adopted and implemented policies and procedures reasonably designed to prevent the Fund from violating the "Federal Securities Laws", as such term is defined in Rule 38a-1 under the 1940 Act, and the Advisers Act and the rules thereunder as required by Rule 206(4)-7 under the Advisers Act;

M. No less frequently than quarterly or as otherwise reasonably requested by the Adviser or Trust, the Sub-Adviser shall provide a report, in a form mutually agreed upon by the Adviser and the Sub-Adviser, regarding:

   (i) the adequacy of the Sub-Adviser's policies and procedures; and

   (ii) the effectiveness of the implementation of the Sub-Adviser's policies and procedures; and

   (iii) any material changes made to the Sub-Adviser's policies and procedures since the date of the last report delivered pursuant to this section; and

   (iv) each "Material Compliance Matter", as such term is defined in Rule 38a-1 under the 1940 Act, relevant to the services provided by the Sub-Adviser to the Portfolio under this Agreement.

N. The Sub-Adviser will provide such certifications as the Advisor or the Trust may reasonably request related to the services provided by the Sub-Adviser under this Agreement.

7. NON-EXCLUSIVITY

The services of the Sub-Adviser to the Adviser, the Portfolio, the Fund and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free, subject to limitations in any other agreement between the Adviser and the Sub-Adviser, to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that, subject to limitations in any other agreement between the Adviser and the Sub-Adviser or such persons, the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

8. REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. The Sub-Adviser shall promptly inform the Adviser of any regulatory examination or investigation relating to the Fund or the services provided by the Sub-Adviser to the Portfolio and/or the Fund.

9. RECORDS

In connection with the investment of assets and placement of orders for the execution of the portfolio transactions of the Portfolio, the Sub-Adviser shall create and maintain all necessary records on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. Each of the Adviser and the Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if such information is otherwise in the public domain other than through the fault of the receiving party, if the Trust has authorized such disclosure, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

10. DURATION OF AGREEMENT

This Agreement shall become effective upon the date of its execution. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

11. TERMINATION OF AGREEMENT

This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Adviser and the Sub-Adviser, or by the Adviser or Sub-Adviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Advisory Agreement between the Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

12. USE OF THE SUB-ADVISER'S NAME

The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Adviser and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Adviser or the Trust makes any unauthorized use of the Sub-Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

13. AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

14. ASSIGNMENT

Any assignment (as that term is defined in the Investment Company Act) of this Agreement made by the Sub-Adviser without the prior written consent of the Trust and/or the Adviser shall result in the automatic termination of this Agreement, as provided in Section 11 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Sub-Adviser agrees that it will notify the Trust and the Adviser of any changes in its key employees within a reasonable time thereafter.

15. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

16. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17. NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

     For: MASSACHUSETTS FINANCIAL SERVICES COMPANY
          Mark N. Polebaum, Executive Vice President and General Counsel 500 Boylston Street
          Boston, Massachusetts 02116

     For: MFS Series Trust XIII
          Susan Newton, Assistant Secretary
          500 Boylston Street
          Boston, Massachusetts 02116

     For: SUN CAPITAL ADVISERS LLC.
          Attention: Maura Murphy, Senior Vice President and Chief Counsel
          SC1335
          One Sun Life Executive Park
          Wellesley Hills, MA 02481

18. SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19. GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof, except that questions of interpretation shall be resolved in accordance with the provisions of Section 20 below.

20. INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

MASSACHUSETTS FINANCIAL SERVICES COMPANY      SUN CAPITAL ADVISERS LLC.

By:    ROBERT J. MANNING                      By:    LEO D. SARACENO
       --------------------------------              ------------------------
Name:  Robert J. Manning                      Name:  Leo D. Saraceno
Title: Chief Executive Officer                Title: Senior Vice President

                                              By:    JAMES F. ALBAN
                                                     ------------------------
                                              Name:  James F. Alban
                                              Title: SVP, Chief Financial
                                                     Officer

MFS SERIES TRUST XIII, on behalf
of the Fund

By:    SUSAN S. NEWTON
       -------------------------
Name:  Susan S. Newton
Title: Assistant Secretary

                                  APPENDIX A
                                      TO
                       INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

      Fund                                  Annual Sub-Advisory Fee
      ----                              --------------------------------

      MFS Diversified Income Fund       0.40% of the average daily net
                                        assets of the portion of the
                                        Fund managed by the Sub-Adviser